EXHIBIT 99.4
SILIQUENT TECHNOLOGIES INC.
U.S. EMPLOYEES
NOTICE OF STOCK OPTION GRANT
(time vesting)
You have been granted the following options (the “Option”) to purchase shares of Common Stock par value US$ 0.000001 each (the “Common Stock”) in Siliquent Technologies Inc., a Delaware corporation (the “Company”), pursuant and subject to the Company’s 2001 Omnibus Stock Option and Restricted Stock Incentive Plan (the “Plan”), as amended thru May 10, 2005. The terms and conditions attached hereto and titled “Siliquent Technologies, Inc. 2001 Incentive Stock Option Agreement” (the “Stock Option Agreement”) are also a part hereof.

Name of Grantee (the “Grantee”):

Social Security Number of Grantee:

Address of Grantee:

Date of Option Grant: (“Date of Grant”)

Type of Option (check one):	___Incentive Stock Option ___Nonqualified Stock Option

Exercise Price Per Share (“Exercise Price”):

Number of shares of Common Stock subject to
Option (“Shares”):

Vesting Commencement Date:

Vesting Schedule:	1/4th of the shares shall be exercisable one year after the Vesting Commencement Date, provided Grantee is continuously employed by the Company until such time. Additional 1/48th Shares will become exercisable at the end of each month of continuous service following that, for a period of 36 months.

Expiration Date (“Expiration Date”):	(insert date 10 years from the Date of Grant)

By your signature below and the signature of the Company’s authorized representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and Stock Option Agreement, both of which are attached to and made an integral part of this Notice of Stock Option Grant.

Grantee:	Siliquent Technologies Inc.

By:

Title:

(print name)

Date:

Date:

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SILIQUENT TECHNOLOGIES INC.
2001 INCENTIVE STOCK OPTION AGREEMENT
1.	GRANT OF OPTION
1.1	Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Grantee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. In the case of Incentive Stock Options the Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant and 110% of Fair Market Value, if Section 8.2 of the Plan applies. This option is intended to be the type of option (an Incentive Stock Option or a Nonqualified Option), which is indicated by a check mark on the Notice of Stock Option Grant to which this Stock Option Agreement is attached.

1.2	Stock Plan and Defined Terms. This Option is granted pursuant to the Plan, a copy of which the Grantee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms unless otherwise defined in this Agreement, shall have the meanings assigned to them in the Plan.
2.	RIGHT TO EXERCISE
2.1	Exercisability. Subject to Subsection 2.2 below and the other conditions set forth in the Plan and this Agreement, all or part of this Option’s vested portion may be exercised prior to its Expiration Date at the time or times and according to the “Vesting Schedule” set forth in the Notice of Stock Option Grant. Shares purchased by exercising this Option shall be subject to the Certificate of Incorporation, By-laws and other governing documents of the Company as such may be amended from time to time. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable. If application of the “Vesting Schedule” set forth in the Notice of Stock Option Grant causes a fractional share, the number of shares as to which the Option is then exercisable shall be rounded down to the nearest whole share for each vesting period except for the last vesting period, at the end of which last vesting period the Option shall become exercisable for the full remainder of the Shares.

2.2	If the Option is designated an Incentive Stock Option then:
2.2.1	$100,000 Limitation. If designated in the Notice of Stock Option Grant as an Incentive Stock Option, this Option is intended to qualify as an ISO as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the US$ 100,000 rule of Section 422(d) of the Code, this Option shall be treated as a Nonqualified Stock Option.

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2.2.2	Stockholder Approval. An ISO Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company.
3.	NO TRANSFER OR ASSIGNMENT OF OPTION
Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.
4.	EXERCISE PROCEDURES
4.1	Notice of Exercise. The Grantee or the Grantee’s representative may exercise this Option by giving written notice to the Company pursuant to Section 11.5 hereof. The notice shall specify the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this Option. In the event that this Option is being exercised by the representative of the Grantee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option. The Grantee or the Grantee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Exercise Price, two Stock Powers (as defined in Section 4.2) duly executed as provided in Section 4.2, and a duly executed investment representation letter, if requested by the Company or its counsel under Section 9.6.

4.2	Issuance of Shares; Escrow. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option (“Purchaser”) (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). As security for faithful performance of this Agreement, the Purchaser hereby instructs the Company to deliver such certificate(s), together with stock powers in a form and substance reasonably acceptable to the Company and its counsel (the “Stock Powers”), executed by Purchaser and by Purchaser’s spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be released from escrow upon termination of the Right of First Refusal.

4.3	Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this Option, the Grantee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Grantee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this Option.
5.	PAYMENT FOR STOCK

Cash. All of the Exercise Price may be paid in cash or in any other manner pursuant to Section 6.4 of the Plan.
6.	TERM AND EXPIRATION
6.1	Notice Concerning Incentive Stock Option Treatment. If this option is designated as an Incentive Stock Option in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date the Grantee ceases to be an Employee for any reason other than death or Disability, (ii) more than 12 months after the date the Grantee ceases to be an Employee by reason of Disability or (iii) after the Grantee has been on a leave of absence for more than 90 days, unless the Grantee’s reemployment rights are guaranteed by statute or by contract.

6.2	The Option will terminate on the Expiration Date, or earlier as provided under Section 6 of the Plan or under the other terms and conditions of this Agreement and the Plan.
7.	LEGALITY OF INITIAL ISSUANCE

The Plan and this Agreement are intended to comply with Section 25102(o) of the California Corporations Code and any regulations relating thereto. Any provision of this Agreement which is inconsistent with Section 25102(o) or any regulations relating thereto shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o) and any regulations relating thereto. No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

7.1	It and the Grantee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

7.2	Any applicable listing requirement of any stock exchange or other securities market on which the Stock is listed, has been satisfied; and

7.3	Any other applicable provision of state or federal law has been satisfied.
8.	NO REGISTRATION RIGHTS

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

9.	RESTRICTIONS ON TRANSFER
9.1	Restrictions On Transfer. The Grantee may only sell, assign, transfer, pledge or otherwise dispose to a third party any Shares acquired under this Agreement, or any interest in such Shares, subject to and in accordance with the provisions of this Agreement, the Plan and provisions of the Company’s Certificate of Incorporation and By-laws, as may be amended from time to time. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Plan and provisions of the Company’s Certificate of Incorporation and By-laws, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Plan and provisions of the Company’s Certificate of Incorporation and By-laws or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

9.2	Waiver. As a condition to the receipt of the Option and its exercise into Shares, Grantee hereby irrevocably waives any pre-emptive right and/or right of first refusal with respect to the issuance of securities in the Company or any sale, transfer, pledge or other disposition to a third party of any Stock in the Company by other stockholders, respectively, if such right was so provided in the Company’s Certificate of Incorporation or its Bylaws. In addition, the Grantee hereby waives any rights he/she may have to receive notice of any issuance of Stock in the Company or any sale of Stock by stockholders of the Company. The stockholders of the Company are entitled to rely on this irrevocable waiver.

9.3	Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state or other jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

9.4	Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, including the Company’s initial public offering, the Grantee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off’) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, however in any event, such period shall not exceed 180 days. In the event of a subdivision of the outstanding share capital of the Company, the declaration and payment of a stock dividend (distribution of bonus shares), the declaration and payment of an extraordinary dividend payable in a form other than stock, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, an adjustment in conversion ratio, or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection 9.4. This Subsection 9.4 shall not apply to Shares registered in the public offering under the Securities Act or equivalent law in another jurisdiction.

9.5	Investment Intent at Grant. The Grantee represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

9.6	Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Grantee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

9.7	Legends.
(i)	All certificates evidencing Shares purchased under this Agreement shall bear the following legends:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT AND THE COMPANY’S CERTIFICATE OF INCORPORATION, SPECIFICALLY WITH REGARD TO ANY RESTRICTIONS AS TO THE TRANSFERABILITY THEREOF AS CONTAINED THEREIN. THE SECRETARY OF THE COMPANY SHALL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH CERTIFICATE OF INCORPORATION AND STOCK OPTION AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”

(ii)	All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are or shall be required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

9.8	Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

9.9	Company’s Right of First Refusal. Shares acquired upon exercise of this Option may be subject to “fight of first refusal” provisions in the Company’s By-laws and/or Certificate of Incorporation, as may be amended from time to time. In the event that the Shares acquired upon exercise of this Option are not subject to “right of first refusal” provisions in the Company’s By-laws and/or Certificate of Incorporation, then at any time prior to the Company’s Initial Public Offering, before any Shares held by Grantee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignees shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”). Right of First Refusal cannot be exercised by the Company or it’s assignee less than 6 months following the later of the exercise of an Option or the issuance of Shares. The Grantee shall not sell shares during such six month period.
9.9.1	Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

9.9.2	Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignees) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection 9.9.3 below.

9.9.3	Purchase Price. The purchase price (the “Purchase Price”) for the Shares purchased by the Company or its assignees under this Section shall be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) the Purchase Price will be the fair market value of the Shares as determined in good faith by the Company’s Board of Directors. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

9.9.4	Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or, at the option of the Company and/or its assignee(s), in the manner and at the times set forth in the Notice.

9.9.5	Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignees as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

9.9.6	Exception for Certain Transfers. Anything to the contrary contained in this Section 9.9 notwithstanding, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during the Grantee’s lifetime or on the Grantee’s death by will or intestacy to the Grantee’s immediate family or a trust for the benefit of the Grantee’s immediate family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section 9 will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless (A) the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended; or (B) the agreement of merger or consolidation expressly otherwise provides, and (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

9.9.7	Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the Company’s Initial Public Offering.

9.9.8	Encumbrances on Shares. Shares acquired upon exercise of the Option may be subjected to a lien, security interest, pledge, hypothecation or encumbrance only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Section will continue to apply to such Shares in the hands of such party and any transferee of such party.
9.10	Bring-Along. Shares acquired upon exercise of this Option may be subject to “bring-along” provisions in the Company’s By-laws and/or Certificate of Incorporation, as maybe amended from time to time. In the event that the Shares acquired upon exercise of this Option are not subject to “bring-along” provisions in the Company’s By-laws and/or Certificate of Incorporation, then in the event that (i) one or more bona fide offers (the “Offeror”) is made to purchase shares comprising at least eighty percent (80%) of the Company’s issued and outstanding Common Stock on an as-converted to Common Stock basis (the “Threshold Percent”), and (ii) such sale is conditioned upon the sale of all of the remaining issued shares of the Company to the Offeror, and (iii) shareholders holding the Threshold Percent (the “Proposing Shareholders”) propose to sell all of their shares to such Offeror, then the Grantee shall be required, if so demanded by the Proposing Shareholders, to sell all Shares acquired by the Grantee pursuant to this Agreement to such Offeror at the same price and upon the same terms and conditions as in the offer made to the Proposing Shareholders. In the event that the Threshold Percent is met, any sale, assignment, transfer, pledge, hypothecation, mortgage, disposal or encumbrance of shares by the Grantee other than in connection with the proposed acquisition shall be absolutely prohibited.

9.11	Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Grantee and all other persons.
10.	ADJUSTMENT OF SHARES
In the event of any transaction described in Section 13.1 of the Plan, the terms of this Option (including, without limitation, the number and kind of Shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 13.1 of the Plan. In the event that the Company is a party to a merger, consolidation, asset sale or such like transaction as specified in the Section 13.2 of the Plan, this Option shall be subject to the provisions thereof.
11.	MISCELLANEOUS PROVISIONS
11.1	Rights as a Stockholder. Neither the Grantee nor the Grantee’s representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Grantee or the Grantee’s representative receives such Shares following the filing of a notice of exercise and paying the Exercise Price pursuant to Sections 4 and 5 and complying with all other requirements of the Plan and this Agreement with respect to exercising the Option.

11.2	Irrevocable Proxy until Initial Public Offering or Merger/Sale. Notwithstanding anything herein or in the Plan to the contrary including the provisions of Section 11.1 above, and as a material precondition to the Company’s issuance of options and shares under the Plan, the Grantee shall execute an irrevocable proxy in the form attached hereto as Schedule A, appointing as the Grantee’s proxy, the designee of the Board of Directors of the Company to vote all Shares obtained by the Grantee upon the exercise of Options at all meetings of stockholders of the Company, and to sign all written resolutions of the stockholders of the Company on behalf of the Grantee, including the right to waive on behalf of the Grantee all minimum notice requirements for meetings of stockholders of the Company. Notwithstanding the foregoing, any irrevocable proxy granted pursuant hereto shall be of no force or effect upon the earlier of (i) immediately following the consummation of the Company’s Initial Public Offering or (ii) immediately following the consummation of a Merger/Sale, as such terms are defined in the Plan.

11.3	Tax Consequences. Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares or from any other event or act (of the Company, any Subsidiary or the Grantee) hereunder, shall be borne solely by the Grantee. The Grantee agrees to indemnify the Company and/or Subsidiary and hold them harmless against and from any and all liability for any such tax or interest or penalty thereof, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

11.4	No Retention Rights. Nothing in this Option or in the Plan shall confer upon the Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time for any reason, with or without cause.

11.5	Notice. Any notice required by the temps of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the domestic postal service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

11.6	Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether expressed or implied) which relate to the subject matter hereof. Notwithstanding anything else to the contrary, in any event that a controversy arises between this Agreement and the Plan, it is hereby clarified that the Plan shall supersede this Agreement.

11.7	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

11.8	If any provision of this Agreement and/or the Plan shall be adjudicated to be invalid or unenforceable, such provisions shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudicate is made. In addition, if any particular provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the applicable law as it shall then appear.

11.9	Successors and Assigns. The Company may assign any of its rights under this Agreement, including its rights to purchase Shares under the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns
12.	DEFINITIONS
12.1	“Agreement” shall mean this Stock Option Agreement.

12.2	“Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors; provided that if the Company , Parent or Subsidiary is relying on Rule 701 and/or Section 25102(o) with respect to the issuance of such Awards (Option and the Shares) then such person renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

12.3	“Date of Grant” shall mean the Date of Grant identified on the Notice of Stock Option Grant.

12.4	“Employee” shall mean any individual who is an employee of the Company, a Parent or a Subsidiary.

12.5	“Exercise Price” shall mean the Exercise Price identified on the Notice of Stock Option Grant.

12.6	“Expiration Date” shall mean the Expiration Date identified on the Notice of Stock Option Grant.

12.7	“Grantee” shall mean the Grantee identified on the Notice of Stock Option Grant.

12.8	“ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

12.9	“Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

12.10	“Outside Director” shall mean a member of the Board who is not an Employee.

12.11	“Option” shall mean the Option identified on the Notice of Stock Option Grant.

12.12	“Securities Act” shall mean the United States Securities Act of 1933, as amended.

12.13	“Service” shall mean service as an Employee, Outside Director, a Subcontractor or a Consultant, whether such service is granted to the Company or to any Subsidiary or Parent of the Company.

12.14	“Shares” shall mean the Shares identified on the Notice of Stock Option Grant.

12.15	“Stock” shall mean the Common Stock of the Company, par value of US$ 0.000001 per share.

12.16	“Subcontractor” shall mean any third party, performing or supplying any kind of work to the Company at the Company’s specific order, including without limitation any service providers.

SILIQUENT TECHNOLOGIES INC.
ISRAELI EMPLOYEES
NOTICE OF STOCK OPTION GRANT
(time vesting)
You have been granted the following options (the “Option”) to purchase shares of Common Stock par value US$ 0.000001 each (the “Common Stock”) in Siliquent Technologies Inc., a Delaware corporation (the “Company”), pursuant and subject to the Company’s 2001 Omnibus Stock Option and Restricted Stock Incentive Plan, as amended, and the Restricted Stock Incentive Plan for Israeli Employees — 2003 (collectively, the “Plan”). The terms and conditions attached hereto and titled “Siliquent Technologies Inc. Incentive Stock Option Agreement” (the “Stock Option Agreement”) are also a part hereof.

Name of Grantee (the “Grantee”):

Address of Grantee:

Date of Option Grant: (“Date of Grant”)

Type of Option (check one):	___ 102 Stock Option (Israel) (capital gain route) with Trustee

___102 Stock Option (Israel) (work income
route) with Trustee

__ 102 Stock Option (Israel) without Trustee

Exercise Price Per Share (“Exercise Price”):

Number of shares of Common Stock

subject to Option (“Shares”):

Vesting Commencement Date:

Vesting Schedule:	1/4th of the shares shall be exercisable one year after the Vesting Commencement Date provided Grantee is continuously employed by the Company until such time. An additional 1/48th of the Shares will become exercisable at the end of each month of continuous service thereafter for a period of 36 months.

Expiration Date (“Expiration Date”):	(insert date 10 years from the Date of Grant)
- Signature Page to Follow -

By your signature below and the signature of the Company’s authorized representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan (a copy of which is available for review at the Company’s offices, upon your request) and the Stock Option Agreement, which is attached to and made an integral part of this Notice of Stock Option Grant. With respect to options granted under New Section 102 or Section 3(i) of the Israeli Income Tax Ordinance, the terms of this Option shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee, as well as the requirements of the Israeli Income Tax Commissioner.

Grantee:	Siliquent Technologies Inc.

By:

Title:

(print name)

Date:	Date:

SILIQUENT TECHNOLOGIES INC.
INCENTIVE STOCK OPTION AGREEMENT
1.	GRANT OF OPTION
1.1.
1.1.1.	Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Grantee, or in the event of New 102 Options, to the Trustee for the benefit of the Grantee, on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. This option is intended to be type of option (a New 102 Option or a 3(i) Option) which is indicated by a check mark on the Notice of Stock Option Grant to which this Stock Option Agreement is attached.

1.1.2.	102 Options. Options that are New 102 Options are intended to qualify, inter alia, under New Section 102 and any regulations, rules, orders or procedures promulgated thereunder. Grants of New 102 Options are made pursuant to: (i) any tax ruling related thereto; (ii) New Section 102 and any regulations, rules, orders or procedures promulgated thereunder; (iii) the tax route (“capital gains route” or “work income route”) determined by the Company in its discretion; and (iv) the Trust Agreement (as defined below), in addition to being made pursuant to the provisions of the Plan and this Agreement. Under New Section 102, the Option and/or any Shares issued upon exercise of such Options and/or other Shares received subsequently with respect to such Options or Shares, shall be issued to the Trustee and held in trust for the benefit of Grantee for a period set forth in New Section 102 from the Date of Grant. After the foregoing holding period, the Trustee may release the Option or Shares to the Grantee only after (i) the receipt by the Trustee of an acknowledgment from the Income Tax Authority that Grantee has paid any applicable tax due pursuant to the Ordinance, or (ii) the Trustee withholds any applicable tax due pursuant to the Ordinance.

1.1.3.	Restricted Period. The Grantee shall not enjoy the tax benefits of New Section 102 if during the holding period required under New Section 102 (the “Restricted Period”), the Grantee ceases to be an Employee of the Company or its Subsidiary (other than because of death or other reason acceptable by the Income Tax Commissioner). The Restricted Period under the New Section 102 is (i) for 102 Stock Option in the capital gain route — a period of 24 months following the end of the tax year in which the Options were granted and deposited with the Trustee, and (ii) for the 102 Stock Option in the work income route — a period of 12 months following the end of the tax year in which the Options were granted and deposited with the Trustee. During the Restricted Period and as long as the applicable tax has not been paid, neither the Option nor the Shares, as the case may be, may be sold, transferred, assigned, pledged or mortgaged (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment, power of attorney or transfer deed (other than a power of attorney for the purpose of participation in general meetings of shareholders). In the event that Grantee elects to exercise his/her Option during the Restricted Period, the Company shall provide the Trustee with the Share certificate in the name of the Trustee, for the benefit of Grantee, in order that the Trustee will hold it until no sooner than the end of the Restricted Period. Upon the end of the Restricted Period, Grantee shall be entitled to receive from the Trustee the Shares acquired in the exercise of the Option and/or shall be entitled to sell the Shares thereby obtained, subject to the other terms and conditions of this Agreement and the Plan, including but not limited to the provisions relating to the payment of taxes. In the event that at the end of the Restricted Period, Grantee chooses to have the Shares, which were issued upon the exercise of the Option, released by the Trustee and delivered to Grantee, Grantee shall immediately become liable to pay all applicable taxes at the rate prescribed by law.
1.2.	Stock Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which is available for review at the Company’s offices, upon the Grantee’s request. The provisions of the Plan, and if applicable, the Trust Agreement are incorporated into this Agreement by this reference. Capitalized terms unless otherwise defined in this Agreement, shall have the meanings assigned to them in the Plan.

1.3.	Trust Agreement. The grant of this Option is contingent upon the Grantee signing all documents requested by the Company or the Trustee, in accordance with and under the New 102 Section and the Trust Agreement, a copy of which is available for review at the Company’s offices, upon the Grantee’s request.
2.	RIGHT TO EXERCISE

Exercisability. Subject to the other conditions set forth in this Agreement, all or part of this Option’s vested portion may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant. Shares purchased by exercising this Option shall be subject to the Certificate of Incorporation, By-laws and other governing documents of the Company, as may be amended from time to time.

3.	NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

4.	EXERCISE PROCEDURES.
4.1.	Notice of Exercise. The Grantee or the Grantee’s representative may exercise this Option by giving written notice to the Company pursuant to Section 11.5 hereof. The notice shall specify the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this Option. In the event that this Option is being exercised by the representative of the Grantee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option. The Grantee or the Grantee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Exercise Price.

4.2.	Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising this Option, in accordance with the type of option granted. In the case of New 102 Stock Options during the Restricted Period, the Shares issued upon the exercise of the Option shall be issued directly to the Trustee on behalf of Grantee, and shall be held by the Trustee in trust on behalf of Grantee. In the event that the New 102 Stock Options are exercised after the Restricted Period, the Shares issued upon the exercise of the Option shall be issued either in the name of the Trustee or the Grantee, at the election of Grantee; provided, however, that in the event the Grantee elects to receive the Shares directly to his/her possession, the issuance thereof shall be subject to the payment of the tax liability by the Grantee.

4.3.	Withholding Taxes. In the event that the Company or in the event of New 102 Options, the Trustee, determines that it is required to withhold any tax as a result of the exercise of this Option, the Grantee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company and the Trustee, if applicable, to enable them to satisfy all withholding requirements. The Grantee shall also make arrangements satisfactory to the Company and the Trustee to enable them to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this Option.

5.	TERM AND EXPIRATION

The Option will terminate on the Expiration Date, or earlier as provided under Section 6 of the Plan or under the other terms and conditions of this Agreement and the Plan.

6.	PAYMENT FOR STOCK

Cash. All of the Exercise Price may be paid in cash or in any other manner pursuant to Section 6.4 of the Plan.

7.	LEGALITY OF INITIAL ISSUANCE

No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:
7.1.	It and the Grantee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

7.2.	Any applicable listing requirement of any stock exchange or other securities market on which the Stock is listed, has been satisfied; and

7.3.	Any other applicable provision of state or federal law has been satisfied.
8.	NO REGISTRATION RIGHTS

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

9.	RESTRICTIONS ON TRANSFER
9.1.	Restrictions On Transfer. The Grantee may only sell, assign, transfer, pledge or otherwise dispose to a third party any Shares acquired under this Agreement, or any interest in such Shares, subject to and in accordance with the provisions of this Agreement, the Plan the provisions of the Company’s Certificate of Incorporation and By-laws, as may be amended from time to time. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Plan and provisions of the Company’s Certificate of Incorporation and By-laws, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, the Plan and provisions of the Company’s Certificate of Incorporation and By-laws or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred

9.2.	Waiver. As a condition to the receipt of the Option and its exercise into Shares, Grantee hereby irrevocably waives any pre-emptive right and/or right of first refusal with respect to the issuance of securities in the Company or any sale, transfer, pledge or other disposition to a third party of any Stock in the Company by other stockholders, respectively, if such right was so provided in the Company’s Certificate of Incorporation or its Bylaws. In addition, the Grantee hereby waives any rights he/she may have to receive notice of any issuance of Stock in the Company or any sale of Stock by stockholders of the Company. The stockholders of the Company are entitled to rely on this irrevocable waiver.

9.3.	Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state or other jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

9.4.	Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, including the Company’s initial public offering, the Grantee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, however in any event, such period shall not exceed 180 days. In the event of a subdivision of the outstanding share capital of the Company, the declaration and payment of a stock dividend (distribution of bonus shares), the declaration and payment of an extraordinary dividend payable in a form other than stock, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, an adjustment in conversion ratio, or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection 9.4. This Subsection 9.4 shall not apply to Shares registered in the public offering under the Securities Act or equivalent law in another jurisdiction.
9.5.	Investment Intent at Grant. The Grantee represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.
9.6.	Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Grantee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

9.7.	Legends.
(i) All certificates evidencing Shares purchased under this Agreement shall bear the following legend:
“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT AND THE COMPANY’S CERTIFICATE OF INCORPORATION, SPECIFICALLY WITH REGARD TO ANY RESTRICTIONS AS TO THE TRANSFERABILITY THEREOF AS CONTAINED THEREIN. THE SECRETARY OF THE COMPANY SHALL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH CERTIFICATE OF INCORPORATION AND STOCK OPTION AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF

WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”
(ii) All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are or shall be required or deemed advisable under the provisions of any applicable law):
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”
9.8.	Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

9.9.	Company’s Right of First Refusal. Shares acquired upon exercise of this Option may be subject to “right of first refusal” provisions in the Company’s By-laws and/or Certificate of Incorporation, as may be amended from time to time. In the event that the Shares acquired upon exercise of this Option are not subject to “right of first refusal” provisions in the Company’s By-laws and/or Certificate of Incorporation, then at any time prior to the Company’s IPO, before any Shares held by Grantee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”). Right of First Refusal cannot be exercised by the Company or it’s assignee less than 6 months following the later of the exercise of an Option or the issuance of Shares. The Grantee shall not sell shares during such six month period.
9.9.1.	Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

9.9.2.	Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection 9.9.3 below.

9.9.3.	Purchase Price. The purchase price (the “Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) the Purchase Price will be the fair market value of the Shares as determined in good faith by the Company’s Board of Directors. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

9.9.4.	Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

9.9.5.	Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

9.9.6.	Exception for Certain Transfers. Anything to the contrary contained in this Section 9.9 notwithstanding, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during the Grantee’s lifetime or on the Grantee’s death by will or intestacy to the Grantee’s immediate family or a trust for the benefit of the Grantee’s immediate family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section 9 will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless (A) the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended; or (B) the agreement of merger or consolidation expressly otherwise provides, and (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.
9.9.7.	Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the Company’s IPO.

9.9.8.	Encumbrances on Shares. Shares acquired upon exercise of the Option may be subjected to a lien, security interest, pledge, hypothecation or encumbrance only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Section will continue to apply to such Shares in the hands of such party and any transferee of such party.
9.10.	Bring-Along. Shares acquired upon exercise of this Option may be subject to “bring-along” provisions in the Company’s By-laws and/or Certificate of Incorporation, as may be amended from time to time. In the event that the Shares acquired upon exercise of this Option are not subject to “bring-along” provisions in the Company’s By-laws and/or Certificate of Incorporation, then in the event that (i) one or more bona fide offers (the “Offeror”) is made to purchase shares comprising at least eighty percent (80%) of the Company’s issued and outstanding Common Stock on an as-converted to Common Stock basis (the “Threshold Percent”), and (ii) such sale is conditioned upon the sale of all of the remaining issued shares of the Company to the Offeror, and (iii)

shareholders holding the Threshold Percent (the “Proposing Shareholders”) propose to sell all of their shares to such Offeror, then the Grantee shall be required, if so demanded by the Proposing Shareholders, to sell all Shares acquired by the Grantee pursuant to this Agreement to such Offeror at the same price and upon the same terms and conditions as in the offer made to the Proposing Shareholders. In the event that the Threshold Percent is met, any sale, assignment, transfer, pledge, hypothecation, mortgage, disposal or encumbrance of shares by the Grantee other than in connection with the proposed acquisition shall be absolutely prohibited.

9.11.	Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Grantee and all other persons.
10.	ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 13.1 of the Plan, the terms of this Option (including, without limitation, the number and kind of Shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 13.1 of the Plan. In the event that the Company is a party to a merger, consolidation, asset sale or such like transaction as specified in the Section 13.2 of the Plan, this Option shall be subject to the provisions thereof.

11.	MISCELLANEOUS PROVISIONS.
11.1.	Rights as a Stockholder. Neither the Grantee nor the Grantee’s representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Grantee or the Grantee’s representative receives such Shares following the filing of a notice of exercise and paying the Exercise Price pursuant to Sections 4 and 5.

11.2.	Irrevocable Proxy until IPO or Merger/Sale. Notwithstanding anything herein or in the Plan to the contrary including the provisions of Section 11.1 above, and as a material precondition to the Company’s issuance of options and shares under the Plan, the Grantee shall execute an irrevocable proxy in the form attached hereto as Schedule A, appointing as the Grantee’s proxy, the designee of the Board of Directors of the Company to vote all Shares obtained by the Grantee upon the exercise of Options at all meetings of stockholders of the Company, and to sign all written resolutions of the stockholders of the Company on behalf of the Grantee, including the right to waive on behalf of the Grantee all minimum notice requirements for meetings of stockholders of the Company. Notwithstanding the foregoing, any irrevocable proxy granted pursuant hereto shall be of no force or effect upon the earlier of (i) immediately following the consummation of the Company’s Initial Public Offering or (ii) immediately following the consummation of a Merger/Sale, as such terms are defined in the Plan.

11.3.	Tax Consequences. Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares or from any other event or act (of the Company, any Subsidiary or the Grantee) hereunder, shall be borne solely by the Grantee. The Grantee agrees to indemnify the Company and/or Subsidiary and hold them harmless against and from any and all liability for any such tax or interest or penalty thereof, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

11.4.	No Retention Rights. Nothing in this Option or in the Plan shall confer upon the Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time for any reason, with or without cause.

11.5.	Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the domestic postal service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

11.6.	Entire Agreement. The Notice of Stock Option Grant, this Agreement, the Plan and the Trust Agreement, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether expressed or implied) which relate to the subject matter hereof. Notwithstanding anything else to the contrary, in any event that a controversy arises between this Agreement and the Plan, it is hereby clarified that the Plan shall supersede this Agreement.

11.7.	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel, as such laws are applied to contracts entered into and performed in such State except for matters concerning corporate law, which shall be governed by the corporate laws of the State of Delaware.

11.8.	If any provision of this Agreement and/or the Plan shall be adjudicated to be invalid or unenforceable, such provisions shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudicate is made. In addition, if any particular provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the applicable law as it shall then appear.

11.9.	Successors and Assigns. The Company may assign any of its rights under this Agreement, including its rights to purchase Shares under the Right of First Refusal. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.
12.	DEFINITIONS
12.1.	“Agreement” shall mean this Stock Option Agreement.

12.2.	“Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

12.3.	“Date of Grant” shall mean the Date of Grant identified on the Notice of Stock Option Grant.

12.4.	“Employee” shall mean any individual who is an employee of the Company, a Parent or a Subsidiary.

12.5.	“Exercise Price” shall mean the Exercise Price identified on the Notice of Stock Option Grant.

12.6.	“Expiration Date” shall mean the Expiration Date identified on the Notice of Stock Option Grant.

12.7.	“Grantee” shall mean the Grantee identified on the Notice of Stock Option Grant.

12.8.	“Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

12.9.	“Outside Director” shall mean a member of the Board who is not an Employee.

12.10.	Option” shall mean the Option identified on the Notice of Stock Option Grant.

12.11.	“Securities Act” shall mean the United States Securities Act of 1933, as amended.

12.12.	“Service” shall mean service as an Employee, Outside Director, a Subcontractor or a Consultant, whether such service is granted to the Company or to any Subsidiary or Parent of the Company.

12.13.	“Shares” shall mean the Shares identified on the Notice of Stock Option Grant.

12.14.	“Stock” shall mean the Common Stock of the Company, par value of US$ 0.000001 per share.

12.15.	“Subcontractor” shall mean any third party, performing or supplying any kind of work to the Company at the Company’s specific order, including without limitation any service providers.

12.16.	“Trust Agreement” shall mean the Trust Agreement by and between the Company, Siliquent Technologies Ltd. and the Trustee, a copy of which is available for review at the Company’s offices, upon the Grantee’s request.